Exhibit 99.1

         BankAtlantic Bancorp Receives Regulatory Approval For The
             Acquisition of Community Savings Bankshares, Inc.



     FORT LAUDERDALE, FL, March 5, 2002, BankAtlantic Bancorp (NYSE: BBX), the parent company of BankAtlantic, and Community Savings Bankshares, Inc. (NASDAQ: CMSV), the parent company of Community Savings, F.A., announced today that they had received Office of Thrift Supervision approval of BankAtlantic Bancorp's acquisition of Community Savings Bankshares, Inc.

     The acquisition of Community Savings Bankshares, Inc. and the merger of Community Savings, F.A. into BankAtlantic is currently expected to be completed before the end of this month. Community shareholders will receive $19.00 per share in cash in the transaction for an aggregate purchase price of approximately $170 million. Upon completion of the merger, BankAtlantic will be one of the largest financial institutions headquartered in Florida with approximately $5.7 billion in assets and $3.1 billion in deposits.

     "Having now received regulatory approval, we look forward to consummation of the transaction," stated Alan B. Levan, Chairman of the Board and Chief Executive Officer of BankAtlantic. "We are confident that this merger will enable us to provide an enhanced range of community banking services to both BankAtlantic's and Community's customers and markets."

     James B. Pittard, Jr., President and Chief Executive Officer of Community Savings, stated, "The merger of Community Savings and BankAtlantic is an ideal fit. It's a winning combination that will provide our customers with an expanded offering of competitive products and services, a far greater selection of convenient banking centers, a much broader ATM network and a very extensive online banking service."

ABOUT BANKATLANTIC BANCORP:

BANKATLANTIC BANCORP (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt LLC, and Ryan, Beck & Co., LLC. Through its subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial lending, brokerage and investment banking, and real estate development.

BANKATLANTIC, "Florida's Most Convenient Bank", is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division -
BankAtlantic.com.

LEVITT LLC is the parent company of Levitt and Sons, Core Communities and Levitt Commercial. LEVITT AND SONS, America's oldest homebuilder and first to build planned suburban communities, currently develops single-family homes in its active adult residential developments throughout Florida. CORE COMMUNITIES oversees operations at the St. Lucie West development, and is involved in developing new master-planned communities in Florida. ST. LUCIE WEST has been the fastest growing community on Florida's Treasure Coast for the last 7 years. LEVITT COMMERCIAL specializes in development, re-development, and joint venture opportunities in industrial and retail properties.

RYAN, BECK & CO., LLC, engages in underwriting, market making, distribution, and trading of equity and debt securities, money management and general securities brokerage, as well as consulting, research and financial advisory services to financial institutions and middle market companies.

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITES:
www.BankAtlantic.com          www.LevittandSons.com
www.CoreCommunities.com       www.StLucieWest.com
www.LevittCommercial.com      www.RyanBeck.com

BANKATLANTIC BANCORP CONTACT INFO:
INVESTOR RELATIONS: Leo Hinkley, Tel: (954) 760-5317, Fax: (954) 760-5415, or InvestorRelations@BankAtlantic.com.
CORPORATE COMMUNICATIONS AND MEDIA RELATIONS: Sharon Lyn, Tel: (954) 760-5402 or CorpComm@BankAtlantic.com
PUBIC RELATIONS FOR BANKATLANTIC: Boardroom Communications, Tel: (954) 370-8999, Fran Schwartz, fschwartz@boardroompr.com, Alison Steinberg, alison@boardroompr.com

ABOUT COMMUNITY SAVINGS BANKSHARES, INC.:

Community Savings Bankshares, Inc. (NASDAQ: CMSV), the parent holding company for Community Savings, F.A., has been part of south Florida since 1955, serving northern Palm Beach, Martin, St. Lucie and Indian River counties. Its well-situated branch network stretches from Lake Worth in central Palm Beach County, north to Vero Beach in Indian River County. Community Savings provides a wide variety of residential and consumer loan programs, short and long term savings products, checking accounts, safe deposit boxes, ATMs, and a host of other products and services. For further information, please visit www.communitysavings.com.

COMMUNITY SAVINGS BANKSHARES, INC. CONTACT INFO:
Investor Relations:
(561) 881-2212, Fax: (561) 881-4920,
Email: bankshares@communitysavings.com

James B. Pittard, Jr., President and Chief Executive Officer
Larry J. Baker, CPA, Senior Vice President and Chief Financial Officer Donna L. Sheppard, CPA, Senior Vice President and Controller

Shareholder Relations: Deborah M. Rousseau, Senior Vice President and Secretary

* If you would like to receive future BankAtlantic Bancorp news releases or announcements directly via email, please access the e-News banner on the Investor Relations page at www.BankAtlantic.com

                                    ###
  This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve substantial risks and uncertainties. When used in this press release, the words "anticipate", "believe", "estimate", "may", "intend", "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. ("the Company") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control, including but not limited to, the risk that the pending acquisition of Community Savings Bankshares, Inc. will not be consummated and the risk that, if consummated, the transaction will cost more, take longer, or be less advantageous than expected, and other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission ("SEC").